(e) Form of Application for Life and Disability Income Insurance

DOC0120139554 RiverSource Life Insurance Co. of New York, 70500 Ameriprise Financial Center, Minneapolis, MN 55474 Life and Disability Income Reference Number Insurance Application Client ID Always complete Insured Information. INSURED INFORMATION 1. Insured: Insured’s Name (First, Middle Initial and Last Name) Male Female Insured’s Phone Number (Day) Insured’s Phone Number (Evening) Is Insured the Owner? Yes No If you answered “No” complete this page and Owner Information section. Citizenship: U.S. Other: If Other, Insured is: Resident Alien Resident Alien with Green Card Nonresident Alien Birth Date (MMDDYYYY) State of Birth or Country of Birth U.S. Social Security Number Driver’s License (DL) Number DL State of Issuance Occupation Employer Name Individual Income Net Worth Household Income $ $ $ 2. Coverage Questions: IT IS IMPORTANT THAT ANSWERS ARE TRUE, ACCURATE AND COMPLETE TO THE BEST OF YOUR KNOWLEDGE AND BELIEF. ANY MATERIAL MISREPRESENTATION COULD AFFECT YOUR INSURANCE COVERAGE. a. In the past 12 months, has the Insured been hospitalized, placed in hospice care, or been advised by a health care professional to be hospitalized or placed in hospice care on either an inpatient or outpatient basis for any reason other than normal pregnancy? Yes No b. In the past 12 months, has the Insured received treatment or advice from a health care professional for heart disease, chest pain, stroke, cancer (except basal cell carcinoma), kidney failure, liver failure or unexplained weight loss? Yes No c. Has the insured ever used tobacco or nicotine in any form? Yes No Date of Last Use (MMYYYY) d. Personal Physician or Primary Care Provider ( Check here if none.) Doctor or Clinic Name Date Last Seen (MMYYYY) Street Address City State ZIP Code Phone 3. Premium Submitted: Do not include any premium with this application if you: • answered “Yes” to 2a or 2b above; or • answered “Yes” to 2a or 2b in the Second Insured section (if Succession Protector, Succession Select or Survivorship IUL product applied for); or • are applying for death benefits totaling over $1,000,000. No money paid with this application Money paid with this application $ If one check is submitted for multiple products, please specify the dollar amount to each product. © 2015—2016, 2018 RiverSource Life Insurance Company. All rights reserved. 139554 Page 1 of 20 E (04/18) 2

DOC0220139554 Complete all applicable sections. JUVENILE INSURANCE (Complete if insured is under age 15.) Is there similar insurance in force or applied for on all siblings? Yes No If no, why? Amount of life insurance already in force on the person responsible for child’s primary support $ OWNER INFORMATION (Complete if Owner is different from Insured as shown in the Insured Information section.) Individual—Name (First, Middle Initial and Last Name) U.S. Social Security Number Birth Date (MMDDYYYY) Male Female Citizenship: U.S. Other: If Other, Owner is: Resident Alien Resident Alien with Green Card Relationship to Insured Nonresident Alien Does the Owner wish to designate a Successor Owner? Yes No If Yes, Successor Owner’s Name Relationship to Owner Trust—Name of Trust Revocable—Grantor’s Taxpayer Identification Number (TIN) Irrevocable—Trust’s TIN Name of Trustee Date of Trust (MMDDYYYY) Address of Trustee City State ZIP Code Business or Other Entity—Name TIN Relationship to Insured Federal Tax Classification (if not an individual or trust, above.): Sole Proprietor Partnership S-Corporation C-Corporation Estate Limited Liability Company (LLC) (enter the tax classification: Partnership S-Corporation C-Corporation) Other Check here if Owner is an Exempt Payee (defined in IRS Form W-9 instructions) Exempt Payee Code: 5—A Corporation (Code applies to Corporations only). Other Exempt Payees must submit IRS Form W-9 separately. BUSINESS INSURANCE (Complete if insurance is for business purposes.) Type of Business Insurance: Buy/Sell Business Debt Protection Split Dollar Key Person Executive Bonus/GEBA Deferred Compensation (nongovernmental) Other 139554 Page 2 of 20 E (04/18) 2

DOC0320139554

Complete all sections for life insurance products.

EXISTING LIFE INSURANCE OR ANNUITIES

INSURED: Do you have any other **annuities** or **life insurance** currently in force or applied for? ◯ Yes ◯ No

If marked Yes, you must complete all details in the grid below, even if the existing policy is not being replaced. If you answered "Yes" to any of the questions on the Definition of Replacement (Form 38031), you must check "Yes" to "Being Replaced" for any affected policies and you must complete the Disclosure Statement and the "Important Notice Regarding Replacement or Change of Life Insurance Policies or Annuity Contracts" (Form 38032).

Company	Policy Number	Type	Amount	Being Replaced
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No

Use Notes section if you have additional insurance coverage information to document.

Life External Replacements: If a 1035 Exchange to the RiverSource Life Insurance Co. of New York (RiverSource Life of NY) policy will be requested, the 1035 Exchange Request (Form 38072) must also be completed.

Life Internal Replacements: If "Being Replaced" is checked "Yes" and you are replacing a RiverSource Life of NY policy, by signing this application, the existing RiverSource Life of NY policy(s) listed above will be surrendered upon underwriting approval unless you inform us otherwise.

The cash value should be: ◯ **applied to the new RiverSource Life of NY policy, or** ◯ **returned to the owner.**

AGREEMENT TO SELL, TRANSFER OR ASSIGN LIFE INSURANCE

Any "party" to the application is defined as the insured, owner or any beneficiary. "Third Party" is defined as a viatical settlement entity, life settlement entity, insurance company, other secondary market provider or premium financing entity.

1. **Agreements or Incentives** — Has any Party to the application:
   - Entered, or made plans to enter, into any agreement or contract to sell or assign the ownership of, or a beneficial interest in, the applied for policy; or
   - Been promised or agreed to by any person that they will be given, or have been given, any inducement, fee or compensation as an incentive to purchase the applied for policy; or
   - Received, or will receive, from any person any inducement, fee or compensation as incentive to purchase the applied for policy? ◯ Yes ◯ No
2. **Prior Transactions** — Has any Party to the application ever:
   - Sold, transferred or assigned any life insurance policy to a Third Party; or
   - Received any inducement, fee or compensation as an incentive to purchase, sell, transfer or assign any life insurance policy? ◯ Yes ◯ No

For any "Yes" responses to 1 or 2 above, provide details regarding any agreements, incentives or prior transactions.

139554 Page 3 of 20 E (04/18)

DOC0420139554 Complete for term life insurance products. LIFE INSURANCE PLAN INFORMATION: Term Life Insurance 1. Life Insurance Plan Information a. Level Term Plans: 30-Year 20-Year 15-Year 10-Year Extended Conversion Period Insured Amount $ b. Other 2. Riders/Options Waiver of Premium Accidental Death Benefit of $ Children’s Insurance Rider (CIR) Units Provide details in CIR section. Other 3. Life Insurance Premiums Annual Premium $ a. Bank Authorization (BA): Monthly Quarterly New BA Authorization Add to Existing BA with Account Number b. Systematic Payout Option (SPO) c. Direct Bill: Quarterly Semiannually Annually d. Card Billing: MasterCard American Express Visa Discover Frequency (not available for initial payment): Monthly Quarterly Semiannually Annually Card Number Expires Do not add security code. e. Other: 4. Life Insurance Beneficiary — Term Insurance Option A: Beneficiary is: Insured’s designated spouse, if living, otherwise the beneficiaries are the living lawful children of the insured and they will receive equal shares of the proceeds. Insured’s Spouse’s Full Name Option B: Beneficiary is: Insured’s designated spouse, if living, otherwise, the beneficiaries are the lawful children of the insured and they will receive equal shares of the proceeds; provided, however, that if a child of the insured has died before the insured, the share which the child would have received if he/she survived the insured will be paid to his/her living lawful children in equal shares. Insured’s Spouse’s Full Name Option C: Other Designation: Name and relationship to the insured (and percentage each beneficiary will receive, if applicable) 139554 Page 4 of 20 E (04/18) 2

DOC0520139554 Complete for universal life and variable universal life insurance products. LIFE INSURANCE PLAN INFORMATION: Universal Life and Variable Universal Life 1. Life Insurance Plan Information Insured Amount $ Purpose of Insurance Foundations Protector (FP) Foundations Universal Life (FUL): Death Benefit Option: 1 (Level) 2 (Variable) 3 (Specified Amount + Premium) Life Insurance Qualification Test (The Life Insurance Qualification Test choice may not be changed): Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Indexed Universal Life (IUL): Death Benefit Option: Death Benefit Option: 1 (Level) 2 (Variable) 3 (Specified Amount + Premium) Life Insurance Qualification Test (The Life Insurance Qualification Test choice may not be changed): Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Complete the Indexed Universal Life Insurance Supplemental Application. Multi-Index UL (MIUL): Death Benefit Option: 1 (Level) 2 (Variable) 3 (Specified Amount + Premium) Life Insurance Qualification Test (The Life Insurance Qualification Test choice may not be changed): Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Complete the Indexed Universal Life Insurance Supplemental Application. Variable Universal Life (VUL): Death Benefit Option: 1 (Level) 2 (Variable) 3 (Specified Amount + Premium) Life Insurance Qualification Test (The Life Insurance Qualification Test choice may not be changed): Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Complete the Variable Product Information section AND the Premium and Monthly Deduction Allocation Form. Other 2. Riders/Options AdvanceSource Rider—Complete AdvanceSource Rider application. Waiver of Monthly Deduction (Not available with FP) Waiver of Specified Premium—Monthly Specified Premium $ (Not available with FP) Accidental Death Benefit of $ (Not available with FP) Children’s Insurance Rider (CIR) Units (Not available with FP) Provide details in the CIR section. Automatic Increase Benefit Rider: (Not available with FP) 2% 3% 4% 5% 6% 7% 8% Accounting Value Increase Rider (AVIR)—(Not available with FP) Other 3. Life Insurance Premiums Annual Scheduled Premium Lump-Sum Amount to Be Paid on Delivery of Policy $ $ a. Bank Authorization (BA): Monthly Quarterly New BA Authorization Add to Existing BA with Account Number b. Systematic Payout Option (SPO) c. Direct Bill: Quarterly Semiannually Annually d. Other Life Insurance Plan Information: Universal Life and Variable Universal Life Continued on next page 139554 Page 5 of 20 E (04/18) 2

DOC0620139554 Life Insurance Plan Information: Universal Life and Variable Universal Life Continued 4. Life Insurance Beneficiary—Universal Life and Variable Universal Life Option A: Beneficiary is: Insured’s designated spouse, if living, otherwise the beneficiaries are the living lawful children of the insured and they will receive equal shares of the proceeds. Insured’s Spouse’s Full Name Option B: Beneficiary is: Insured’s designated spouse, if living, otherwise, the beneficiaries are the lawful children of the insured and they will receive equal shares of the proceeds; provided, however, that if a child of the insured has died before the insured, the share which the child would have received if he/she survived the insured will be paid to his/her living lawful children in equal shares. Insured’s Spouse’s Full Name Option C: Other Designation: Name and relationship to the insured (and percentage each beneficiary will receive, if applicable) Complete for Succession Protector, Succession Select and Survivorship IUL products. LIFE INSURANCE PLAN INFORMATION: Succession Protector, Succession Select and Survivorship IUL 1. Life Insurance Plan Information Insured Amount $ Purpose of Insurance Succession Protector Succession Select: Death Benefit Option: 1 (Level) 2 (Variable) Complete the Variable Product Information section AND the Premium and Monthly Deduction Allocation Form. Survivorship IUL: Death Benefit Option: 1 (Level) 2 (Variable) 3 (Specified Amount + Premium) Life Insurance Qualification Test (The Life Insurance Qualification Test choice may not be changed): Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT) Complete the Indexed Universal Life Insurance Supplemental Application. Other 2. Riders/Options Four Year Term of $ Policy Split Option Accounting Value Increase Rider (AVIR)—(Survivorship IUL only) Other 3. Life Insurance Premiums Annual Scheduled Premium Lump-Sum Amount to Be Paid on Delivery of Policy $ $ a. Bank Authorization (BA): Monthly Quarterly New BA Authorization Add to Existing BA with Account Number b. Systematic Payout Option (SPO) c. Direct Bill: Quarterly Semiannually Annually d. Other 4. Survivorship Beneficiary Designation Name and relationship to the insured (and percentage each beneficiary will receive, if applicable) 139554 Page 6 of 20 E (04/18) 2

DOC0720139554 Complete for Variable Universal Life and Succession Select products. VARIABLE PRODUCT INFORMATION 1. Variable Universal Life and Succession Select Information—Check each of the following below to indicate your acknowledgement: (Also, complete the Premium and Monthly Deduction Allocation Form.) Adequate Information. You have received the current prospectuses for the policy applied for and any funds involved. Purpose. You agree that this variable type of insurance is in accord with your insurance and financial objectives. Variable values. You understand that the amount of Death Benefit and Policy Value can both increase and decrease; however, the Death Benefit will never be less than any Guaranteed Minimum Death Benefit. Fees and Charges. The fees and charges have been explained to you and are also explained in detail in the policy. 2. Consent for Delivery of Initial Prospectuses on CD-ROM Yes—By checking this box, I acknowledge that I have chosen to receive and have received the initial product and fund prospectuses on computer readable compact disk (“CD”). See details in Consent for Delivery of Initial Prospectus on CD-ROM section. Complete for disability income insurance products. DISABILITY INCOME PLAN INFORMATION 1. Disability Income Insurance Plan Information Base Monthly Benefit Insured’s Occupation Class: Waiting Period: $ 1A 2A 3A 3M 30 days 60 days 90 days 4A 4M 5A 5M 180 days 365 days 6A Duration of Benefit: 1 year 3 years 5 years to age 65 to age 67 Disability Provision: Occupation Classes 1A, 2A, 3A & 3M Income Protection Plus with 2 Years Occupation Protection (IPP-2) Occupation Classes 4A, 4M, 5A, 5M & 6A Income Protection Plus with 5 Years Occupation Protection (IPP-5) Occupation Classes 4A, 4M, 5A, 5M & 6A Income Protection Plus (IPP) Occupation Classes 3A, 3M, 4A, 4M, 5A, 5M & 6A Income Protection with Residual Benefits (IPTr) Occupation Classes 1A, 2A, 3A, 3M, 4A, 4M, 5A, Income Protection (IPMod) 5M & 6A 2. Disability Income Insurance Riders/Options Social Benefits Substitute Rider $ per month with Waiting Period of days Supplemental Income Rider $ per month and benefit paid up through month with day waiting period Cost of Living Adjustment Maximum (classes 2A, 3A, 3M, 4A, 4M, 5A, 5M & 6A) Maximum: 3% 4% 5% 6% 7% 8% 9% 10% Future Purchase Option $ Pool Amount Other Disability Income Plan Information Continued on next page 139554 Page 7 of 20 E (04/18) 2

DOC0820139554 Disability Income Plan Information Continued 3. Disability Income Insurance Premiums Annual Premium $ a. Bank Authorization (BA): Monthly Quarterly New BA Authorization Add to Existing BA with Account Number b. Special Payment Option: Systematic Payout Option (SPO) c. Direct Bill: Quarterly Semiannually Annually d. Card Billing: MasterCard American Express Visa Discover Frequency (not available for initial payment): Monthly Quarterly Semiannually Annually Card Number Expires Do not add security code. e. Other Complete for business overhead expense products. BUSINESS OVERHEAD EXPENSE PROTECTION PLAN INFORMATION 1. Business Overhead Expense Protection Insurance Plan (Cannot be applied for without personal disability income protection in force or applied for with RiverSource Life of NY or other company.) Complete Disability Underwriting Information section. Monthly Benefit $ Insured’s Occupation Class: 3A 3M 4A 4M 5A 5M 6A Waiting Period: 30 days 60 days 90 days Benefit Pattern: Level Increasing 2. Business Overhead Expense Protection Insurance Premiums Annual Premium $ a. Bank Authorization (BA): Monthly Quarterly New BA Authorization Add to Existing BA with Account Number b. Special Payment Option Systematic Payout Option (SPO) c. Direct Bill: Quarterly Semiannually Annually d. Card Billing: MasterCard American Express Visa Discover Frequency (not available for initial payment): Monthly Quarterly Semiannually Annually Card Number Expires Do not add security code. e. Other 139554 Page 8 of 20 E (04/18) 2

DOC0920139554 Complete for disability income and business overhead expense products. DISABILITY UNDERWRITING INFORMATION 1. Are you currently actively employed? Yes No a. If yes, number of hours per week Number of weeks per year b. Self-employed? Yes No If yes: i. Date business began (MMYYYY) ii. Type of business or industry iii. Type of business entity: Sole Proprietorship S Corporation Partnership C Corporation Limited Liability Company Other 2. Occupational Duties a. Provide a complete description of your job duties. Include a percentage of time spent on each task. b. Do you manage or supervise others? Yes No If yes, what percent of duties are supervisory? % Number of employees c. Provide any professional designations or educational degrees you hold which are specific to your occupation. 3. Any contemplated change in occupation? Yes No If yes, explain: 4. Previous occupation if changed in the past five years 5. Amount of unearned income $ Source 6. Is the Insured eligible for or does the insured have any disability income insurance through his/her employer? a. Short-term: Yes No at $ per month for months and day waiting period b. Long-term: Yes No at $ per month for months and day waiting period c. If yes to b., is the group long-term disability integrated with Social Security? Yes No d. Is the Insured eligible for benefits under New York State Disability Benefits Law program or under another state’s required state Cash Sickness disability program? Yes No Disability Underwriting Information Continued on next page 139554 Page 9 of 20 E (04/18) 2

DOC1020139554

Disability Underwriting Information Continued

7. Existing Disability Income Insurance (all applicants must complete)

Insured: Do you have any other disability insurance currently in force or applied for? ◯ Yes ◯ No

If yes, you must complete all details in the grid below even if the existing policy is not being replaced.

Company	Policy Number	Type	Insurance Amount/ Monthly Income	Being Replaced
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No

Use the Notes section if you have additional insurance coverage information to document.

You must check "Yes" to "Being Replaced" if:

- There is any possibility that the new RiverSource Life of NY disability policy will replace another policy, even if it is not yet certain.
- Premium payments will be discontinued on an existing policy or if the existing policy is surrendered, reduced, annuitized or otherwise terminated, in part or in full.
- A policy has been applied for with another company and that policy is not or will not be accepted.

Complete for Succession Protector, Succession Select and Survivorship IUL life insurance products.

SECOND INSURED

1. Second Insured:

Second Insured's Name (First, Middle Initial and Last Name) ◯ Male ◯ Female

Second Insured's Phone Number (Day)

Second Insured's Phone Number (Evening)

Citizenship: ◯ U.S ◯ Other:

If Other, Second Insured is: ◯ Resident Alien ◯ Resident Alien with Green Card ◯ Nonresident Alien

Relationship to Insured

Birth Date (MMDDYYYY)

State of Birth or Country of Birth

U.S. Social Security Number

Driver's License (DL) Number

DL State of Issuance

Occupation

Employer Name

Individual Income $

Net Worth $

Household Income $

***Second Insured Continued** on next page...*

139554 Page 10 of 20 E (04/18)

DOC1120139554

Second Insured Continued

2. Coverage Questions:

IT IS IMPORTANT THAT ANSWERS ARE TRUE, ACCURATE AND COMPLETE TO THE BEST OF YOUR KNOWLEDGE AND BELIEF. ANY MATERIAL MISREPRESENTATION COULD AFFECT YOUR INSURANCE COVERAGE.

a. In the past 12 months, has the Second Insured been hospitalized, placed in hospice care, or been advised by a health care professional to be hospitalized or placed in hospice care on either an inpatient or outpatient basis for any reason other than normal pregnancy? ◯ Yes ◯ No

b. In the past 12 months, has the Second Insured received treatment or advice from a health care professional for heart disease, chest pain, stroke, cancer (except basal cell carcinoma), kidney failure, liver failure or unexplained weight loss? ◯ Yes ◯ No

c. Has the Second Insured ever used tobacco or nicotine in any form? ◯ Yes ◯ No Date of Last Use (MMYYYY)

d. Personal Physician or Primary Care Provider (☐ Check here if none.)

Doctor or Clinic Name | Date Last Seen (MMYYYY)

Street Address | City | State | ZIP Code | Phone

Complete for Succession Protector, Succession Select and Survivorship IUL life insurance products.

EXISTING LIFE INSURANCE OR ANNUITIES

SECOND INSURED: Do you have any other **annuities** or **life insurance** currently in force or applied for? ◯ Yes ◯ No

If marked Yes, you must complete all details in the grid below, even if the existing policy is not being replaced. If you answered "Yes" to any of the questions on the Definition of Replacement (Form 38031), you must check "Yes" to "Being Replaced" for any affected policies and you must complete the Disclosure Statement and the "Important Notice Regarding Replacement or Change of Life Insurance Policies or Annuity Contracts" (Form 38032).

Company	Policy Number	Type	Amount	Being Replaced
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No
				◯ Yes ◯ No

Use Notes section if you have additional insurance coverage information to document.

Life External Replacements: If a 1035 Exchange to the RiverSource Life of NY policy will be requested, the 1035 Exchange Request (Form 38072) must also be completed.

Life Internal Replacements: If "Being Replaced" is checked "Yes" and you are replacing a RiverSource Life of NY policy, by signing this application, the existing RiverSource Life of NY policy(s) listed above will be surrendered upon underwriting approval unless you inform us otherwise.

The cash value should be: ◯ **applied to the new RiverSource Life of NY policy, or** ◯ **returned to the owner.**

139554 Page 11 of 20 E (04/18)

DOC1220139554

- Complete Children's Insurance Rider section if CIR is applied for.
- Complete the Notes section for additional information for all products.

CHILDREN'S INSURANCE RIDER INFORMATION

1. Name(s) of child(ren) to be covered by rider (must be under age 19 and unmarried):

Name (First, Full Middle, Last)	Birth Date (MMDDYYYY)	Sex	Physical/Mental Abnormalities at Birth?
		◯ Male ◯ Female	◯ Yes ◯ No
		◯ Male ◯ Female	◯ Yes ◯ No
		◯ Male ◯ Female	◯ Yes ◯ No
		◯ Male ◯ Female	◯ Yes ◯ No

2. To the best of the applicant's knowledge and belief, has anyone listed above received treatment for any disease, physical or mental condition in the past five years? ◯ Yes ◯ No
3. Do any of the children listed above have any other annuities or life insurance currently in force or applied for? ◯ Yes ◯ No If yes, provide the total amount in force within answer number 5.
4. Is this insurance intended to replace any existing insurance and/or annuity? ◯ Yes ◯ No
5. If "Yes" was checked for 1, 2, 3 or 4 above, explain here:
6. Are there any children under the age of 19 and unmarried not listed above? ◯ Yes ◯ No

If "Yes" list name: Birth Date (MMDDYYYY)

Reason for exclusion

NOTES

(Include details to any "Yes" answers or any additional replacement or other information.)

139554 Page 12 of 20 E (04/18)

DOC1320139554 Notes Continued (Include details to any “Yes” answers or any additional replacement or other information.) 139554 Page 13 of 20 E (04/18) 2

DOC1420139554 Notes Continued (Include details to any “Yes” answers or any additional replacement or other information.) 139554 Page 14 of 20 E (04/18) 2

DOC1520139554 Review Disclosures and Notices below. CREDIT OR CHARGE CARD BILLING AGREEMENT (Not available for initial premium payment. Available with term and disability income insurance products only.) • By signing for card billing, you authorize RiverSource Life Insurance Co. of New York to bill your card account for the insurance premiums and frequency indicated in the Plan Information sections applied for and you understand that payments will be automatically billed to your card account. • You understand that RiverSource Life Insurance Co. of New York may receive updated card account information from your card company. • You understand you may discontinue this payment at any time. The arrangement will remain in effect until you notify RiverSource Life Insurance Co. of New York in writing to cancel it, allowing reasonable time to act on your cancellation. Any such notification shall be effective only with respect to entries initiated after receipt of and reasonable time to act upon such notification, usually 15 days. • RiverSource Life Insurance Co. of New York reserves the right to terminate this agreement at any time upon 30 days written notification. CONSENT FOR DELIVERY OF INITIAL PROSPECTUSES ON CD-ROM I understand that I have the right to receive the prospectuses in paper format, which has been offered to me. • I have access to and understand how to use the hardware and software that are necessary to view the prospectuses (see CD label for operating requirements). • I understand that, in order to retain paper copies of the prospectuses, I must either: A. Print the prospectuses found on the CD, incurring any printing costs myself; or B. Request the prospectuses in paper form free of charge by calling Customer Service toll-free at 1(800) 333-3437. • I understand that all future prospectus updates and supplements will be provided to me in paper form unless I sign up for online document delivery on the secure site at ameriprise.com Universal Life/Variable Universal Life Select products If you have applied for this type of insurance, you understand and acknowledge that (1) a projection of future death benefits and policy values will be provided upon written request; (2) surrender charges may apply in certain circumstances; (3) no-lapse guarantee or death benefit guarantee features as applicable to the type of insurance applied for have been adequately described to you and may involve premium in excess of your scheduled premium; and (4) interest at rates in excess of the guaranteed interest rate will accrue on any policy value/fixed account value at rates determined by the company and at the company’s discretion. These rates will be based on various factors including, but not limited to, investment income, mortality, persistency and expenses. Universal Life and Variable Universal Life products If you have applied for these insurance products, they include an Accelerated Benefit Rider for Terminal Illness. There is no charge at issue or until the benefit is applied for. You understand that receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable. The accelerated benefit creates a lien against the policy’s death benefit and interest will be added to the lien as it accrues. When benefits are accelerated, an administrative expense charge of $250 is due at the time the initial accelerated benefit is applied for. 139554 Page 15 of 20 E (04/18) 2

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RiverSource Life Insurance Co. of New York, 70500 Ameriprise Financial Center, Minneapolis, MN 55474 Life and Disability Income Insurance Application Agreement and Signature Agreement: By signing this application, you acknowledge that you understand and agree with all of the following terms, conditions and disclosures applicable to the product applied for. You also understand this document may contain disclosures pertaining to products not applied for. Identification and Verification: We are required by law to obtain certain personal information from you that will be used by us to verify your identity. If you do not provide us with the information, we may not be able to issue you a policy or rider. If we are unable to verify your identity, we reserve the right to withdraw your application, rescind your policy and/or rider or take such other steps as we deem reasonable. Conditional Insurance Coverage Prior to Policy Delivery: You agree that an Insured for life or disability insurance will be covered prior to policy delivery only when all of the following requirements have been met: 1. The owner has paid the full first premium, according to the frequency of modal premium payment selected, for all insurance applied for in this application (any check or draft for that payment must be honored by the bank); and 2. The premium has not been returned by the company; and 3. The Insured has submitted all medical and other information required by the company’s published underwriting requirements including without limitation, all medical examinations and paramedical examinations (not more than two), medical history interview, blood draw and other information required by the company’s published underwriting requirements for the Insured’s age and amount applied for; and 4. The Insured is insurable on the Effective Date, as defined below, under the company’s published underwriting rules, for the plan of insurance and amount of insurance at the premium rate applied for with no modification. Effective Date: Effective Date as used herein means the later of: (a) the date of this application; or (b) the date of completion of all initial underwriting requirements as specified under the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph. In cases where the Insured is not insurable for the plan of insurance, amount of insurance, or at the premium rate applied for, coverage begins if and when the company insures the person under a policy accepted by the owner in writing and any additional premium has been paid. For disability coverage, all disability policies specified to be discontinued in this application must also be discontinued before coverage will begin; (this limitation is subject to the incontestability provision in the policy.) Succession Protector/Succession Select products: If the owner has applied for Succession Protector or Succession Select plans of insurance, the requirements in the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph apply to both Insureds. If one Insured dies before the “Effective Date” and such individual is otherwise found to be insurable after completion of all initial underwriting requirements as specified under the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph, and the surviving Insured is also found to be insurable, the owner shall be offered the policy applied for in the application. In cases where both Insureds are not insurable for the plan of insurance, amount of insurance, or at the premium rate applied for, coverage begins if and when the company insures the persons under a policy accepted by the owner in writing and any additional premium has been paid. Amount of Life Insurance Coverage: If coverage begins prior to delivery of the policy under the conditions described above and death of an Insured occurs prior to delivery of the policy, the amount of life insurance coverage on each Insured will be the total requested for that person by this application and any other applications for life insurance on the Insured being considered by the company, up to a maximum of $500,000. Except as limited by this agreement, any coverage provided will be under the terms of the policy or rider applied for. Amount of Disability Insurance Coverage: If conditional coverage begins prior to delivery of the policy under the conditions described above and a disability of the Insured begins prior to delivery of the policy, the disability coverage monthly benefit on the Insured will be the lesser of (1) $3,500 of monthly benefit, (2) the monthly benefit applied for in this application, or (3) the maximum monthly benefit based on the company’s published underwriting rules. Coverage on the Insured for this monthly benefit will be provided under the terms of the policy or rider until the first of the following occurs: (1) benefits paid and payable total $500,000 or (2) the Insured is no longer eligible for benefits under the terms of the policy or rider because the Insured is no longer disabled or the maximum benefit period has been reached. When the first of (1) or (2) occur, all benefits will cease and coverage under this agreement and the policy will cease. If coverage becomes effective with delivery of the policy, all benefits and coverage will apply. Term Life Insurance products: You understand that the premium may change. The premium that is charged is not guaranteed and we may charge the full maximum guaranteed premium as shown in the policy. Agreement and Signature Continued on next page... Client Copy — Do Not Submit to Corporate Office 139554 E (04/18) 2

Agreement and Signature Continued Company’s Responsibilities: You understand that: Only the officers of the company have the authority to decide on insurability and risk classification and to bind the company to insure a proposed Insured. The officers of the company are the President, Vice President, Secretary and Assistant Secretary; If a policy does not go into effect, the company’s sole liability will be to refund any premium paid, plus interest if required by law; No change in or waiver of anything in this application or alteration of an insurance policy or rider is binding unless it is in writing and signed by an officer of the company. Qualified Plans Only: You certify that the Owner is qualified under Section 401(a) of the United States Internal Revenue Code. This policy or rider will be issued based on representations by you that the Plan is qualified. Adequate Information: You have received the RiverSource Life Insurance Co. of New York (RiverSource Life of NY) Insurance Products Disclosure. You understand and agree that the company will use and release information about you as described in the RiverSource Life of NY Insurance Products Disclosure. You may inform us not to use information for certain marketing purposes described in the RiverSource Life of NY Insurance Products Disclosure. Electronic Signature: The application and other documents may be signed using an electronic signature. To sign the application today, you may use an electronic signature pad to provide your electronic signature. Once each sub-section is signed, it is bound into a single record. Using the electronic signature pad, signatures will be displayed in real time, encrypted and purged to prevent use of the signatures for any other purpose than those specific to the issuance of the policy. To sign the application from home, you may log onto the secure site on ameriprise.com. Once you click to sign within the secure site on ameriprise.com, it will be bound into a single record. Using the ameriprise.com single electronic signature, the signature will be displayed in real time, encrypted, stored in compliance with the privacy laws and protected from any other uses than those specific to the issuance of the policy. By utilizing the electronic signature pad or the electronic signature process within the secure site on ameriprise.com, you confirm that you have reviewed, understand and accept the entire Document Packet, and you confirm that you wish to utilize your electronic signature to sign all the documents presented. The medical portion of your application will be completed via telephone interview. At the end of the interview you will have the opportunity to provide your verbal consent to sign the medical portion of your application using an electronic voice signature. Upon providing your electronic voice signature, the information gathered during the telephone interview will become part of your insurance application and will be subject to the terms of the Declaration section below. You may stop the application process at any time during the telephone interview. If you choose not to utilize an electronic signature to sign the application, including the medical portion, we will contact you to obtain a written signature. You may obtain a non-electronic version of any applicable electronic documents by sending a signed written request containing your full name and date of birth to: RiverSource Life Insurance Co. of New York, 70500 Ameriprise Financial Center, Attention Insurance Underwriting, Minneapolis, MN 55474. Declaration: You declare that all answers provided are true, accurate and complete to the best of your knowledge and belief; and you understand that all your answers will be a basis for our underwriting analysis for any policy and/or rider issued and that any material misrepresentation could result in the denial of any claims made and/or the rescission of any policy and/or rider issued. You also acknowledge that you have received a copy of this agreement and receipt for any premium paid with this application. You acknowledge that this application will be attached to and made part of the policy. Agreement and Signature Continued on next page Client Copy — Do Not Submit to Corporate Office 139554 E (04/18) 2

Agreement and Signature Continued Authorization and Certification By your signature below, the owner authorizes MIB, Inc., the employer, and consumer reporting agency having information about you and your minor children to give that information to RiverSource Life of NY or its reinsurer. By your signature below, you also authorize RiverSource Life of NY or it’s reinsurers to make a brief report of your personal health information to MIB, Inc. You understand that you have the right to request a personal interview if an investigative consumer report is obtained. You understand that RiverSource Life of NY will use this information to determine eligibility for insurance and benefits. You agree that a photographic copy of this authorization will be as valid as the original. You agree that this authorization will be valid for 24 months from the date shown below. W-9 Social Security or Taxpayer Identification Number (TIN) Certification: Foreign Account Tax Compliance Act (FATCA) Reporting Information A FATCA exemption code is required for persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. If you are only submitting this form for an account you hold in the United States, no code is required. Otherwise, submit IRS Form W-9 separately. As used below, the word “I” refers to the applicant who is the taxpayer on the policy. Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined below), and 4. The payee is exempt from Foreign Account Tax Compliance Act (FATCA). As used below, the word “You” refers to the applicant who is the taxpayer on the account. Certification Instructions: check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. Person if you are: • An individual who is a U.S. citizen or U.S. resident alien, • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, • An estate (other than a foreign estate), or • A domestic trust (as defined in Regulations section 301.7701-7). Non-U.S. persons submit the appropriate Form W-8. Form W-9 and Form W-8 and their instructions are available upon request or on irs.gov. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You acknowledge that you or your authorized representative have received a copy of this agreement and signature section of the application. Any person who knowingly and with intent to defraud any insurance company or other person files an application for accident and health insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation. Signatures (Insureds under age 15 need not sign.) Insured’s Name (Print) State Signed on Date (MMDDYYYY) Insured’s Signature (base plan) Second Insured’s Signature X X Parent/Legal Guardian’s Signature Owner’s Signature (other than Insured) (for Insureds under age 15) X X Receipt — All checks must be completed in full and be made payable to the company (not to the advisor). Received from the sum of $ with this application. Agreement and Signature Continued on next page Client Copy — Do Not Submit to Corporate Office 139554 E (04/18) 2

Agreement and Signature Continued Advisor’s Report Compensation options for Foundations UL, Indexed UL and VUL products only: If no option is chosen, default is option A. Once chosen and submitted, the compensation choice cannot be changed. Not all options may be available for all products or riders. A (Upfront) B (Balanced) C (Level) D (AVIR) Is Insured related to Advisor? Yes No If yes, give relationship. You certify that you personally requested the information in this application and that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application. You certify that, to the best of your knowledge and belief, the information provided in this application regarding replacement of existing insurance and annuities is true and accurate. Advisor’s Name Advisor Number Advisor’s Signature Date (MMDDYYYY) X Text Team ID Comp % Phone Ext Area Office Number Recommending Advisor Information Is this transaction based on a recommendation by an Ameriprise Financial Advisor? Yes No If yes, provide the Recommending Advisor Name and ID below if different than Advisor listed above. Name Advisor’s Number It is assumed the Recommending Advisor and Advisor listed above are the same, if the Recommending Advisor is not identified. Co-Advisor Information Name Advisor Number Advisor Signature Date (MMDDYYYY) X Text Team ID Comp % Phone Ext Area Office Number Client Copy — Do Not Submit to Corporate Office 139554 E (04/18) 2

DOC1720139554 RiverSource Life Insurance Co. of New York, 70500 Ameriprise Financial Center, Minneapolis, MN 55474 Life and Disability Income Insurance Application Agreement and Signature Agreement: By signing this application, you acknowledge that you understand and agree with all of the following terms, conditions and disclosures applicable to the product applied for. You also understand this document may contain disclosures pertaining to products not applied for. Identification and Verification: We are required by law to obtain certain personal information from you that will be used by us to verify your identity. If you do not provide us with the information, we may not be able to issue you a policy or rider. If we are unable to verify your identity, we reserve the right to withdraw your application, rescind your policy and/or rider or take such other steps as we deem reasonable. Conditional Insurance Coverage Prior to Policy Delivery: You agree that an Insured for life or disability insurance will be covered prior to policy delivery only when all of the following requirements have been met: 1. The owner has paid the full first premium, according to the frequency of modal premium payment selected, for all insurance applied for in this application (any check or draft for that payment must be honored by the bank); and 2. The premium has not been returned by the company; and 3. The Insured has submitted all medical and other information required by the company’s published underwriting requirements including without limitation, all medical examinations and paramedical examinations (not more than two), medical history interview, blood draw and other information required by the company’s published underwriting requirements for the Insured’s age and amount applied for; and 4. The Insured is insurable on the Effective Date, as defined below, under the company’s published underwriting rules, for the plan of insurance and amount of insurance at the premium rate applied for with no modification. Effective Date: Effective Date as used herein means the later of: (a) the date of this application; or (b) the date of completion of all initial underwriting requirements as specified under the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph. In cases where the Insured is not insurable for the plan of insurance, amount of insurance, or at the premium rate applied for, coverage begins if and when the company insures the person under a policy accepted by the owner in writing and any additional premium has been paid. For disability coverage, all disability policies specified to be discontinued in this application must also be discontinued before coverage will begin; (this limitation is subject to the incontestability provision in the policy.) Succession Protector/Succession Select products: If the owner has applied for Succession Protector or Succession Select plans of insurance, the requirements in the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph apply to both Insureds. If one Insured dies before the “Effective Date” and such individual is otherwise found to be insurable after completion of all initial underwriting requirements as specified under the “Conditional Insurance Coverage Prior to Policy Delivery” paragraph, and the surviving Insured is also found to be insurable, the owner shall be offered the policy applied for in the application. In cases where both Insureds are not insurable for the plan of insurance, amount of insurance, or at the premium rate applied for, coverage begins if and when the company insures the persons under a policy accepted by the owner in writing and any additional premium has been paid. Amount of Life Insurance Coverage: If coverage begins prior to delivery of the policy under the conditions described above and death of an Insured occurs prior to delivery of the policy, the amount of life insurance coverage on each Insured will be the total requested for that person by this application and any other applications for life insurance on the Insured being considered by the company, up to a maximum of $500,000. Except as limited by this agreement, any coverage provided will be under the terms of the policy or rider applied for. Amount of Disability Insurance Coverage: If conditional coverage begins prior to delivery of the policy under the conditions described above and a disability of the Insured begins prior to delivery of the policy, the disability coverage monthly benefit on the Insured will be the lesser of (1) $3,500 of monthly benefit, (2) the monthly benefit applied for in this application, or (3) the maximum monthly benefit based on the company’s published underwriting rules. Coverage on the Insured for this monthly benefit will be provided under the terms of the policy or rider until the first of the following occurs: (1) benefits paid and payable total $500,000 or (2) the Insured is no longer eligible for benefits under the terms of the policy or rider because the Insured is no longer disabled or the maximum benefit period has been reached. When the first of (1) or (2) occur, all benefits will cease and coverage under this agreement and the policy will cease. If coverage becomes effective with delivery of the policy, all benefits and coverage will apply. Term Life Insurance products: You understand that the premium may change. The premium that is charged is not guaranteed and we may charge the full maximum guaranteed premium as shown in the policy. Agreement and Signature Continued on next page... Corporate Office Copy — Submit to Corporate Office 139554 Page 17 of 20 E (04/18) 2

DOC1820139554 Agreement and Signature Continued Company’s Responsibilities: You understand that: Only the officers of the company have the authority to decide on insurability and risk classification and to bind the company to insure a proposed Insured. The officers of the company are the President, Vice President, Secretary and Assistant Secretary; If a policy does not go into effect, the company’s sole liability will be to refund any premium paid, plus interest if required by law; No change in or waiver of anything in this application or alteration of an insurance policy or rider is binding unless it is in writing and signed by an officer of the company. Qualified Plans Only: You certify that the Owner is qualified under Section 401(a) of the United States Internal Revenue Code. This policy or rider will be issued based on representations by you that the Plan is qualified. Adequate Information: You have received the RiverSource Life Insurance Co. of New York (RiverSource Life of NY) Insurance Products Disclosure. You understand and agree that the company will use and release information about you as described in the RiverSource Life of NY Insurance Products Disclosure. You may inform us not to use information for certain marketing purposes described in the RiverSource Life of NY Insurance Products Disclosure. Electronic Signature: The application and other documents may be signed using an electronic signature. To sign the application today, you may use an electronic signature pad to provide your electronic signature. Once each sub-section is signed, it is bound into a single record. Using the electronic signature pad, signatures will be displayed in real time, encrypted and purged to prevent use of the signatures for any other purpose than those specific to the issuance of the policy. To sign the application from home, you may log onto the secure site on ameriprise.com. Once you click to sign within the secure site on ameriprise.com, it will be bound into a single record. Using the ameriprise.com single electronic signature, the signature will be displayed in real time, encrypted, stored in compliance with the privacy laws and protected from any other uses than those specific to the issuance of the policy. By utilizing the electronic signature pad or the electronic signature process within the secure site on ameriprise.com, you confirm that you have reviewed, understand and accept the entire Document Packet, and you confirm that you wish to utilize your electronic signature to sign all the documents presented. The medical portion of your application will be completed via telephone interview. At the end of the interview you will have the opportunity to provide your verbal consent to sign the medical portion of your application using an electronic voice signature. Upon providing your electronic voice signature, the information gathered during the telephone interview will become part of your insurance application and will be subject to the terms of the Declaration section below. You may stop the application process at any time during the telephone interview. If you choose not to utilize an electronic signature to sign the application, including the medical portion, we will contact you to obtain a written signature. You may obtain a non-electronic version of any applicable electronic documents by sending a signed written request containing your full name and date of birth to: RiverSource Life Insurance Co. of New York, 70500 Ameriprise Financial Center, Attention Insurance Underwriting, Minneapolis, MN 55474. Declaration: You declare that all answers provided are true, accurate and complete to the best of your knowledge and belief; and you understand that all your answers will be a basis for our underwriting analysis for any policy and/or rider issued and that any material misrepresentation could result in the denial of any claims made and/or the rescission of any policy and/or rider issued. You also acknowledge that you have received a copy of this agreement and receipt for any premium paid with this application. You acknowledge that this application will be attached to and made part of the policy. Agreement and Signature Continued on next page Corporate Office Copy — Submit to Corporate Office 139554 Page 18 of 20 E (04/18) 2

DOC1920139554 Agreement and Signature Continued Authorization and Certification By your signature below, the owner authorizes MIB, Inc., the employer, and consumer reporting agency having information about you and your minor children to give that information to RiverSource Life of NY or its reinsurer. By your signature below, you also authorize RiverSource Life of NY or it’s reinsurers to make a brief report of your personal health information to MIB, Inc. You understand that you have the right to request a personal interview if an investigative consumer report is obtained. You understand that RiverSource Life of NY will use this information to determine eligibility for insurance and benefits. You agree that a photographic copy of this authorization will be as valid as the original. You agree that this authorization will be valid for 24 months from the date shown below. W-9 Social Security or Taxpayer Identification Number (TIN) Certification: Foreign Account Tax Compliance Act (FATCA) Reporting Information A FATCA exemption code is required for persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. If you are only submitting this form for an account you hold in the United States, no code is required. Otherwise, submit IRS Form W-9 separately. As used below, the word “I” refers to the applicant who is the taxpayer on the policy. Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined below), and 4. The payee is exempt from Foreign Account Tax Compliance Act (FATCA). As used below, the word “You” refers to the applicant who is the taxpayer on the account. Certification Instructions: check this box if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. Person if you are: • An individual who is a U.S. citizen or U.S. resident alien, • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, • An estate (other than a foreign estate), or • A domestic trust (as defined in Regulations section 301.7701-7). Non-U.S. persons submit the appropriate Form W-8. Form W-9 and Form W-8 and their instructions are available upon request or on irs.gov. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. You acknowledge that you or your authorized representative have received a copy of this agreement and signature section of the application. Any person who knowingly and with intent to defraud any insurance company or other person files an application for accident and health insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each such violation. Signatures (Insureds under age 15 need not sign.) Insured’s Name (Print) State Signed on Date (MMDDYYYY) Insured’s Signature (base plan) Second Insured’s Signature X X Parent/Legal Guardian’s Signature Owner’s Signature (other than Insured) (for Insureds under age 15) X X Receipt — All checks must be completed in full and be made payable to the company (not to the advisor). Received from the sum of $ with this application. Agreement and Signature Continued on next page... Corporate Office Copy — Submit to Corporate Office 139554 Page 19 of 20 E (04/18) 2

DOC2020139554 Agreement and Signature Continued Advisor’s Report Compensation options for Foundations UL, Indexed UL and VUL products only: If no option is chosen, default is option A. Once chosen and submitted, the compensation choice cannot be changed. Not all options may be available for all products or riders. A (Upfront) B (Balanced) C (Level) D (AVIR) Is Insured related to Advisor? Yes No If yes, give relationship. You certify that you personally requested the information in this application and that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application. You certify that, to the best of your knowledge and belief, the information provided in this application regarding replacement of existing insurance and annuities is true and accurate. Advisor’s Name Advisor Number Advisor’s Signature Date (MMDDYYYY) X Text Team ID Comp % Phone Ext Area Office Number Recommending Advisor Information Is this transaction based on a recommendation by an Ameriprise Financial Advisor? Yes No If yes, provide the Recommending Advisor Name and ID below if different than Advisor listed above. Name Advisor’s Number It is assumed the Recommending Advisor and Advisor listed above are the same, if the Recommending Advisor is not identified. Co-Advisor Information Name Advisor Number Advisor Signature Date (MMDDYYYY) X Text Team ID Comp % Phone Ext Area Office Number Corporate Office Copy — Submit to Corporate Office 139554 Page 20 of 20 E (04/18) 2